Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes – Oxley Act of 2002)

_____________________________________________________

In connection with the filing by Hospitality Properties Trust (the “Company”) of Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ John G. Murray
Barry M. Portnoy	John G. Murray
Managing Trustee	President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ Mark L. Kleifges
Adam D. Portnoy	Mark L. Kleifges
Managing Trustee	Treasurer and Chief Financial Officer

Date:  April 17, 2009